Exhibit 32.1


                     Certification of the CEO Pursuant to
                            18 U.S.C. Section 1350,
                            as Adopted Pursuant to
                 Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Annual Report on Form 10-K of Niagara Corporation (the "Company") for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael Scharf, as the Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Michael Scharf
------------------
Michael Scharf
Chairman, President & Chief Executive Officer
March 29, 2004




This certification accompanies the Report pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of ss.18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section.